REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).
Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2018.  The Operating Expense Limit for each Fund is as follows:
Name of FundExpense Limitation
AZL BlackRock Global Allocation Fund 1.19%
AZL DFA 5-Year Global Fixed Income Fund
Class 1 shares 0.70%
Class 2 shares 0.95%
AZL DFA Emerging Markets Core Equity Fund 1.50%
AZL DFA International Core Equity Fund 1.39%
AZL DFA U.S. Core Equity Fund1.20%
AZL DFA U.S. Small Cap Fund1.35%
AZL Enhanced Bond Index Fund
Class 1 shares 0.45%
Class 2 shares 0.70%
AZL Gateway Fund 1.25%
AZL Government Money Market Fund 0.87%
AZL International Index Fund
Class 1 shares 0.52%
Class 2 shares 0.77%
AZL MetWest Total Return Bond Fund	0.91%
AZL Mid Cap Index Fund
Class 1 shares 0.46%
Class 2 shares 0.71%
AZL Moderate Index Strategy Fund0.20%
AZL Morgan Stanley Global Real Estate Fund
Class 1 shares 1.10%
Class 2 shares 1.35%
Name of FundExpense Limitation
AZL MSCI Emerging Markets Equity Index Fund
Class 1 shares 0.85%
Class 2 shares 1.10%
AZL MSCI Global Equity Index Fund
Class 1 shares 0.55%
Class 2 shares 0.80%
AZL Pyramis Multi-Strategy Fund
Class 1 shares 0.46%
Class 2 shares 0.71%
AZL Pyramis Total Bond Fund
Class 1 shares 0.70%
Class 2 shares 0.95%
AZL Russell 1000 Growth Index Fund
Class 1 shares 0.59%
Class 2 shares 0.84%
AZL Russell 1000 Value Index Fund
Class 1 shares 0.59%
Class 2 shares 0.84%
AZL S&P 500 Index Fund
Class 1 shares 0.46%
Class 2 shares 0.71%
AZL Small Cap Stock Index Fund
Class 1 shares 0.46%
Class 2 shares 0.71%
AZL T. Rowe Price Capital Appreciation Fund 1.20%

Acknowledged:
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
By:      /s/ Darin Egbert
Name: Darin Edbergt
Title:  Vice President, Investments
ALLIANZ INVESTMENT MANAGEMENT LLC
By:      /s/ Brian Muench
Name: Brian Muench
Title:  President
Updated:  05/01/2017